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                                                                Exhibit 23(a)


                          INDEPENDENT AUDITORS' CONSENT


The Board of Directors
Fleet Financial Group, Inc.:

We consent to the use of our report incorporated by reference in the Annual Report on Form 10-K of Fleet Financial Group, Inc. for the year ended December 31, 1995, which is incorporated herein by reference, and to the reference to our firm under the heading "Experts." Our report refers to changes in the methods of accounting for mortgage servicing rights, investments in debt and equity securities and income taxes.


                                                /s/ KPMG Peat Marwick LLP
Boston, Massachusetts
December 3, 1996